Corindus Vascular Robotics, Inc. 10-K

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-199498) of Corindus Vascular Robotics, Inc.,

(2)	Registration Statement (Form S-3 Nos. 333-217341, 333-217344 and 333-224255) of Corindus Vascular Robotics, Inc.,

(3)	Registration Statement (Form S-8 Nos. 333-203107, 333-206349 and 333-219835) pertaining to the 2014 Stock Award Plan of Corindus Vascular Robotics, Inc., and

(4)	Registration Statement (Form S-8 No. 333-226702) pertaining to the 2018 Stock Award Plan of Corindus Vascular Robotics, Inc.;

of our reports dated March 18, 2019, with respect to the consolidated financial statements of Corindus Vascular Robotics, Inc. and the effectiveness of internal control over financial reporting of Corindus Vascular Robotics, Inc. included in this Annual Report (Form 10-K) of Corindus Vascular Robotics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 18, 2019

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